VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                  EXHIBIT 4.1(f)
CONSENT AND FIRST AMENDMENT TO THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

                           CONSENT AND FIRST AMENDMENT

CONSENT AND FIRST AMENDMENT, dated as of November 15, 2005 (this "Amendment"), to the Second Amended and Restated Credit Agreement dated as of April 11, 2005 (the "Credit Agreement") among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Agent"). Unless the context requires otherwise, capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                                 R E C I T A L S

WHEREAS, Blitz 05-282 GmbH (the "Buyer"), a newly organized German Subsidiary of the Domestic Borrower (and in the process of being renamed "Volt Delta GmbH"), has entered into a certain Share Purchase Agreement, dated as of November 1, 2005 and more fully described on Schedule A hereto (the "Purchase Agreement"), with varetis AG (the "Seller"), pursuant to which the Buyer has agreed, subject to the terms and conditions contained therein, to acquire all of the stock of the Seller's wholly-owned subsidiary, Varetis Solutions GmbH ("Solutions");

WHEREAS, the Domestic Borrower is required to guaranty the Buyer's obligations under the Purchase Agreement and, under the terms of such guaranty, may replace that guaranty with a substantially similar guaranty issued by Delta;

WHEREAS, the Domestic Borrower has requested certain consents under the Credit Agreement in connection with the transactions contemplated by the Purchase Agreement (the "Varetis Transaction"), as well as an amendment to the definition of "Consolidated Tangible Net Worth" as contained in Section 1.01 of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to agree to such amendment and to grant such consents on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

                                   I. CONSENT

              1.1.  The  Required   Lenders   hereby   consent  to  the  Varetis
Transaction (including the Buyer's execution and delivery of the Purchase Agreement and its performance of its respective obligations thereunder) as referenced herein and more fully described on Schedule A hereto, and hereby waive the application of the corresponding provisions of the Credit Agreement with respect thereto to the extent inconsistent therewith.(1) The Required Lenders are granting this consent subject to, and in strict reliance on, the representations and warranties set forth in Section 3.2(e) hereof.

-------------------------------
(1) Without limiting the generality of the accompanying text, the consent herein granted is intended to permit such transactions notwithstanding any limitation that otherwise might apply under Credit Agreement Section 6.07 (dealing with affiliate transactions).

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                  EXHIBIT 4.1(f)
CONSENT AND FIRST AMENDMENT TO THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT--Continued

                                 II. AMENDMENTS

              2.1.  The  definition  of  "Consolidated  Tangible  Net  Worth" in
Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

         "Consolidated Tangible Net Worth" means at any time as of which the amount thereof is to be determined: (a) owner's equity (determined on a consolidated basis in accordance with GAAP), including (without limitation) other comprehensive income; minus (b) intangible assets. Clause (a) shall be determined excluding any net gains or net losses (after taxes), from and after the Effective Date, from non-operating sources.

                               III. MISCELLANEOUS

              3.1. As of the effectiveness of this Amendment, the Borrowers, the Guarantors and the Collateral Grantor Subsidiaries hereby reaffirm their obligations under the Credit Agreement, the Guaranty of Payment, the Subsidiary Security Agreement and the other Credit Documents, as applicable.

              3.2. Each Borrower and each Guarantor (subject, mutatis mutandis, to Section 9.17 of the Credit Agreement) hereby represents and warrants, as of the date hereof, that:

             (a) The execution, delivery and performance of each Borrower, each Guarantor and each Collateral Grantor Subsidiary (as applicable) of this Amendment and any other agreement, instrument or document executed and delivered in connection with this Amendment: (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate action, (iii) does not contravene any law, rule or regulation applicable to it, and (iv) does not violate or create a breach or default under its organizational documents or any contractual provision binding on it or affecting it or any of its property (including, without limitation, those under the Purchase Agreement);

           (b) This Amendment (and the Credit Agreement as amended hereby) constitute its legal, valid and binding obligation, enforceable against it (where such Borrower, such Guarantor or such Collateral Grantor Subsidiary is a party thereto) in accordance with its terms, except as enforcement
thereof may be subject  to  (i)  the   effect  of  any   applicable
bankruptcy,   insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

           (c) After giving effect to this  Amendment and the Purchase
Agreement (and any other agreements made pursuant to the Purchase Agreement) and to the transactions contemplated hereby and thereby: (i) there is no Default; and (ii) all obligations of the Borrowers, the Guarantors and the Collateral Grantor Subsidiaries under or in connection with the Credit Agreement, as amended hereby, and the other Credit Documents, are payable in accordance with the terms of the Credit Agreement as amended hereby, and the other Credit Documents, without any defense, setoff or counterclaim of any kind;

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                  EXHIBIT 4.1(f)
CONSENT AND FIRST AMENDMENT TO THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT--Continued


              (d) The representations and warranties of each Borrower, each Guarantor and each Collateral Grantor Subsidiary appearing in the Credit Documents were true and correct in all material respects as of respective the dates when made and, after giving effect to this Amendment, the transactions contemplated hereby and thereby, continue to be true and correct in all material respects on the date hereof, except: (i) as to any such representation or warranty which by its terms applies only as to a specified (earlier) date; and (ii) in the case of any other representation or warranty, to the extent of changes resulting from transactions or events not prohibited by the Credit Documents; and

              (e) The description of the Purchase Agreement and the Varetis Transaction, as set forth on Schedule A hereto, is in all material respects a true and correct summary description, and will continue to be true and correct in all material respects upon the effectiveness of this Amendment.

              3.3. The Domestic Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent incurred by it in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment and the agreements and instruments referred to herein and therein and the transactions contemplated hereby and thereby (including search fees and the reasonable fees and expenses of counsel to the Administrative Agent).

              3.4. At any time and from time to time, upon the written request of the Administrative Agent and at the sole cost and expense of the Domestic Borrower, the Borrowers, the Guarantors and the Collateral Grantor Subsidiaries will promptly execute, acknowledge and/or deliver all such further instruments and agreements and take such further actions as may be reasonably necessary or appropriate to more fully implement the purposes of this Amendment, the Credit Agreement as amended hereby, and the other Credit Documents. Failure to comply with any of the foregoing provisions of this Section 3.4 within fifteen (15) days after either the stated due date thereof (where applicable) or notice thereof from the Administrative Agent (where there is no stated due date above), shall constitute an additional Event of Default.

              3.5. Each of the parties hereto agree and acknowledge that the Credit Agreement, as amended hereby, and the other Credit Documents (including, without limitation, all security interests thereunder), are hereby ratified and confirmed in all respects, and shall continue in full force and effect. All references in any Credit Document to the Credit Agreement, shall be deemed to be references to the Credit Agreement as amended by this Amendment, and as the same may be further amended, supplemented or otherwise modified from time to time.

              3.6. This Amendment sets forth the entire agreement of the parties with respect to the subject matter hereof.

              3.7. Neither this Amendment nor any provision hereof may be waived, amended or modified except pursuant to an agreement complying with
Section 9.02(b) of the Credit Agreement.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                  EXHIBIT 4.1(f)
CONSENT AND FIRST AMENDMENT TO THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT--Continued


              3.8. This Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles of New York State law other than ss. 5-1401 of the New York General Obligations Law.

              3.9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement. Delivery of an executed signature page of this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

              3.10. This Amendment shall become effective as of the date when each of the following conditions shall have been satisfied, provided that such conditions are satisfied on or before November 15, 2005:

              (a) The Administrative  Agent shall have received  counterparts of
(i) this Amendment executed and delivered by the Required Lenders, each of the Borrowers, the Guarantors and the Administrative Agent; and

              (b) All legal matters incident to this Amendment, the other instruments and agreements relating hereto and the transactions contemplated hereby shall be satisfactory to the Administrative Agent (who shall be entitled to rely on the advice of its counsel in connection therewith).

The Administrative Agent shall notify the Borrowers, the Guarantors and the Lenders of the date when the consent (and waivers) and the amendment embodied herein shall have become effective, and any such notice shall be conclusive and binding. The Administrative Agent is authorized to fill in such effective date at the outset of this Amendment.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                  EXHIBIT 4.1(f)
CONSENT AND FIRST AMENDMENT TO THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT--Continued

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender, Issuing Bank and      GATTON VOLT CONSULTING GROUP LIMITED
Administrative Agent

By:                                                           By:
   ---------------------------------                             ----------------------------------
Name:                                                         Name:
Title:                                                        Title: Vice President

MELLON BANK, N.A.., as a Lender                               VOLT TELECOMMUNICATIONS GROUP, INC.

By:                                                           By:
   ---------------------------------                             ---------------------------------
Name:                                                         Name:
Title:                                                        Title:

WELLS FARGO BANK, N.A.., as a Lender                          VOLT DIRECTORIES S.A., LTD.

By:                                                           By:
   ---------------------------------                             ----------------------------------
Name:                                                         Name:
Title:                                                        Title:

LLOYD TSB BANK PLC, as a Lender                               DATANATIONAL OF GEORGIA, INC.

By:                                                           By:
   ---------------------------------                             -----------------------------------
Name:                                                         Name:
Title:                                                        Title:

By:                                                           VMC CONSULTING CORPORATION
   ---------------------------------
Name:                                                         By:
Title:                                                           ------------------------------------
                                                              Name:
                                                             Title:

BANK OF AMERICA, N.A. (successor by merger to Fleet           DATANATIONAL, INC.
National Bank)

By:                                                           By:
   ---------------------------------                             ------------------------------------
Name:                                                         Name:
Title:                                                        Title:

VOLT INFORMATION SCIENCES, INC.

By:
   ----------------------------------
Name:
Title: